Exhibit 5.1

January 16, 2013

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Re: Radian Group Inc.—9.000% Senior Notes Due 2017

Ladies and Gentlemen:

We are acting as counsel to Radian Group Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s offer to exchange up to an aggregate principal amount of $195,176,000 of its 9.000% Senior Notes due 2017 (the “New Notes”) for a like principal amount of its outstanding 9.000% Senior Notes due 2017 (the “Old Notes”). The New Notes are to be issued pursuant to the Indenture, dated as of June 7, 2005, to be supplemented by an Officer’s Certificate executed pursuant to Section 2.02(b) of the Indenture fixing the terms of the New Notes (such Indenture, as so supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”).

In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the form of the New Notes, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws, resolutions of the Company’s Board of Directors and such other documents and corporate records as we have deemed appropriate for the purposes of the opinions rendered herein.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

On the basis of the foregoing and subject to the limitations, qualifications, and assumptions stated herein, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the New Notes and of their issuance and sale have been duly established in conformity with the Indenture, and (iii) the New Notes have been duly executed and authenticated in accordance with the

Radian Group Inc.

January 16, 2013

Indenture and issued and delivered in exchange for a like principal amount of the Old Notes as contemplated by the Registration Statement, the New Notes will constitute valid and legally binding obligations of the Company.

We express no opinion as to the effect of the application of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, statutes of limitation and other similar laws and judicial decisions now or hereafter in effect affecting the enforcement of creditors’ rights and remedies generally, and we express no opinion as to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding of law or in equity).

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States.

In addition, we express no opinion herein as to any matters of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the New Notes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP